Exhibit 10.3

EXECUTION VERSION

ASSUMPTION AND JOINDER AGREEMENT AND AMENDMENT TO CREDIT AGREEMENT

This ASSUMPTION AND JOINDER AGREEMENT AND AMENDMENT TO CREDIT AGREEMENT, dated as of February 21, 2014 (this “Assumption”), is executed in connection with that certain Credit and Security Agreement dated as of August 29, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among BIOTELEMETRY, INC., a Delaware corporation (“BioTelemetry”), CARDIONET, LLC, a Delaware limited liability company (successor by conversion to CardioNet, Inc., a Delaware corporation and successor by merger to BioTel, Inc., a Minnesota corporation and to BioTelemetry Merger Sub, Inc., a Delaware corporation) (“CardioNet”), CARDIOCORE LAB, LLC, a Delaware limited liability company (successor by conversion to cardioCORE Lab, Inc., a Delaware corporation and successor by merger to Agility Centralized Research Services, Inc., a Minnesota corporation) (“cardioCORE”), BRAEMAR MANUFACTURING, LLC, a Delaware limited liability company (successor by conversion to Braemar, Inc., a North Carolina corporation) (“Braemar”), ECG SCANNING & MEDICAL SERVICES LLC, a Delaware limited liability company (“ECG”, and together with BioTelemetry, CardioNet, cardioCORE, and Braemar, collectively, the “Existing Borrowers”) and the other Borrowers party thereto from time to time, the financial institutions or other entities from time to time parties thereto as Lenders, and MIDCAP FUNDING IV, LLC, a Delaware limited liability company and successor by assignment to MidCap Financial, LLC, as Agent, and is executed by and among MEDNET HEALTHCARE TECHNOLOGIES, INC., a New Jersey corporation (“MedNet”), HEARTCARE CORPORATION OF AMERICA, INC., New Jersey corporation (“Heartcare”), UNIVERSAL MEDICAL, INC., a New Jersey corporation (“Universal Medical”), UNIVERSAL MEDICAL LABORATORY, INC., a New Jersey corporation (“Universal Lab”, and together with MedNet, Heartcare and Universal Medical, collectively the “Joining Borrowers”, and collectively together with the Existing Borrowers, the “Borrowers”), the Existing Borrowers, Agent and Lenders.  All capitalized terms used herein and not otherwise defined herein shall have the same meanings assigned to such terms in the Credit Agreement or, if applicable, the MedNet Consent referenced below.

BACKGROUND

A.                                    WHEREAS, pursuant to that certain Consent Agreement dated as of January 31, 2014 (the “MedNet Consent”) among Agent, Lenders and Existing Borrowers, Agent consented to the acquisition and purchase by CardioNet of one hundred percent (100%) of the issued and outstanding capital stock and equity interests of each of the Joining Borrowers;

B.                                    WHEREAS, as further described in Section 3 of the MedNet Consent, at the time the MedNet Consent was entered into, it was anticipated that within thirty (30) days of the date of the MedNet Consent, Agent, Lenders, Existing Borrowers and Joining Borrowers would enter into certain Potential Transactions (as further defined and described in the MedNet Consent), which Potential Transactions would include the Joining Borrowers becoming joinded to the Credit Agreement and the other Financing Documents as Borrowers thereunder (collectively, the “MedNet Joinders”);

C.                                    WHEREAS, as of the date hereof, Agent, Lenders, Existing Borrowers and Joining Borrowers have completed their negotiations regarding the Potential Transaction, and wish to enter into this Assumption to evidence their final agreements regarding such matters, including the MedNet Joinders, all on the terms and conditions more fully set forth herein (provided that, the parties hereto acknowledge that such final agreements differ in certain respects and details from the details regarding the Potential Transactions as set forth in Section 3 of the MedNet Consent, all as more fully set forth herein).

D.                                    Each of the Joining Borrowers has determined that the execution, delivery and performance of this Assumption directly benefits, and is within the corporate purposes and in the best interests of, such Joining Borrower.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1.                                      Assumption and Joinder; Amendment and Restatement of Schedules.

(a)                                 Upon the effectiveness of this Assumption, (i) each Joining Borrower joins in as, adopts and assumes all of the duties, obligations, indebtedness, liabilities, covenants and undertakings and the role of, agrees to be bound by the obligations and liabilities of, and becomes, a Borrower under the Credit Agreement and the other Financing Documents (in each case as amended by this Assumption), (ii) all references to “Borrower” or “Borrowers” contained in the Credit Agreement and the other Financing Documents are hereby deemed for all purposes to also refer to and include each Joining Borrower as a Borrower, and (iii) each Joining Borrower hereby agrees to be bound by and to comply with all terms and conditions of, and all of the covenants and undertakings of the Borrowers under, the Credit Agreement and the other Financing Documents as if it were an original signatory to the Credit Agreement and the other Financing Documents in such capacity, and the Credit Agreement and the other Financing Documents are hereby deemed amended, as appropriate, to so provide.  Without limiting the generality of the preceding provisions of this paragraph, each Joining Borrower agrees that it is, and will be, jointly and severally liable as a Borrower for (x) all Revolving Loans and other Obligations incurred prior to the date hereof by Existing Borrowers in their capacities as the joint and several Borrowers under the Credit Agreement and the other Financing Documents, and (y) all Revolving Loans and other Obligations incurred after the date hereof by all Borrowers (including Existing Borrowers) in their capacity as the joint and several Borrowers under the Credit Agreement.  Without limiting the generality of the foregoing, upon the effectiveness of this Assumption:

(i)                                     Each Joining Borrower hereby expressly agrees to be bound by the provisions of Section 2.10 of the Credit Agreement and also the provisions of Sections 12.7, 12.8 and 12.9 of the Credit Agreement (including without limitation the waivers regarding rights to jury trial and agreements, consents and waivers regarding jurisdiction, venue and service of process set forth in such Sections 12.7, 12.8 and 12.9); and

(ii)                                  as security for the payment and performance of the Obligations, including all such Revolving Loans made and Obligations incurred prior to the date hereby by Existing Borrowers, and without limiting any other grant of a Lien and security interest in any Security Document, each Joining Borrower hereby assigns and grants to Agent, for the benefit of itself and Lenders, a continuing Lien on and security interest in, upon, and to the personal property of such Joining Borrower described and set forth on Schedule 9.1 attached to the Credit Agreement and made a part thereof, and also reaffirms and restates the assignment and grant of security interests and Liens to the Agent by each Borrower as set forth in Section 9.1 of the Credit Agreement

(b)                                 Each Joining Borrower represents and warrants that (i) the execution, delivery and performance by it of this Assumption are within its powers, have been duly authorized by all necessary action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any Governmental Authority and do not violate, conflict with or cause a breach or a default under (a) any Law applicable to it or any of its Organizational Documents, or (b) any agreement or instrument binding upon it, except for such violations, conflicts, breaches or defaults as could not, with respect to this clause (b), reasonably be expected to have a Material Adverse Effect, and (ii) this Assumption has been duly executed and delivered by such corporation, and this Assumption, and upon the effectiveness of this Assumption each of the Credit Agreement and each other Financing Document, constitutes a valid and binding agreement or instrument of such corporation, enforceable against such corporation in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

(c)                                  Each Joining Borrower hereby agrees and covenants to promptly execute and deliver any additional instruments or agreements reasonably requested by Agent to effectuate the provisions of this Section 1 of this Assumption, and without limiting the generality of the foregoing, each Joining Borrower hereby agrees to execute and deliver to Agent promptly upon Agent’s reasonable request therefore any additional security agreements and collateral as shall be requested by Agent to create a first priority (subject only to Permitted Liens permitted to have priority over Agent’s Liens pursuant to the provisions of the Credit Agreement) security interest and Lien over all of each Joining Borrower’s Collateral in favor of Agent to secure all of the Obligations, including without limitation Deposit Account Control Agreements (or, if applicable, Deposit Account Restriction Agreements) with respect to each Deposit Account of any Joining Borrower.

(d)                                 Without limiting the generality of Section 8 hereof, each Existing Borrower hereby consents to the joinder of the Joining Borrowers as joint and several Borrowers under the Credit Agreement and the other Financing Documents, and hereby further agrees that it is, and will be, jointly and severally liable as a Borrower for all Revolving Loans and other Obligations incurred after the date hereof by all Borrowers (including Existing Borrowers) in their capacity as the joint and several Borrowers under the Credit Agreement.

(e)                                  Borrowers, Agent and Lenders hereby agree that, effective immediately upon the effectiveness of this Assumption, the Schedules to the Credit Agreement shall be amended and restated as set forth in Annex I to this Consent (the “Amended and Restated Schedules”), which such amended and restated Schedules shall, among other things, (i) include all necessary information as to the MedNet Companies and (ii) reflect the occurrence of both the

MedNet Acquisition (as defined in the MedNet Consent) and the MedNet Joinders.

2.                                      Amendments to Credit Agreement.  Borrowers, Agent and Lenders hereby agree that, effective immediately upon the effectiveness of this Assumption, the Credit Agreement shall be amended as follows:

(a)                                 Section 1.1 of the Credit Agreement shall be amended by adding the following new definitions of thereto, each in the proper alphabetical place:

“Bancorp Agent” means The Bancorp Bank, a Delaware state chartered banking company, in its capacity as the “Agent” under the Bancorp Credit Documents, and shall include all successors and assigns of The Bancorp Bank in such capacity (including any successor “Agent” appointed pursuant to the terms and provisions of the Bancorp Credit Agreement).

“Bancorp Creditors” means, collectively, the Bancorp Agent and the financial institutions and other Persons party to the Bancorp Credit Agreement as “Lenders”, and shall include all successors and assigns of each such Person in such capacities.

“Bancorp Credit Agreement” means that certain Credit and Security Agreement dated as of February 21, 2014 among Borrowers, Bancorp Agent and the other Bancorp Creditors, as amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Bancorp Credit Documents” means, collectively, the Bancorp Credit Agreement and all other loan documents, security documents, promissory notes and similar documents executed and/or delivered in connection with the Bancorp Credit Agreement, including all “Financing Documents” as defined in the Bancorp Credit Agreement, in each case as amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Bancorp Debt” means all Debt owing by Borrowers and any Guarantor(s) to the Bancorp Creditors under, arising from or in connection with the Bancorp Credit Documents, including all “Obligations” as defined in the Bancorp Credit Documents.

“Bancorp Intercreditor Agreement” means that certain Intercreditor Agreement dated as of February 21, 2014 between Agent and Bancorp Agent, and acknowledged by Borrowers and any Guarantor(s), as amended, restated, supplemented or otherwise modified from time to time in accordance therewith.

“MedNet Companies” means, collectively, each of MedNet Healthcare Technologies Inc., Heartcare Corporation of America, Inc., Universal Medical, Inc. and Universal Medical Laboratory, Inc., and “MedNet Company” shall mean each and/or any of them individually as the context may require.

“MedNet Joinder Date” means February 21, 2014.

(b)                                 The definition of “Eligible Account” set forth in Section 1.1 of the Credit Agreement shall be amended by (1) deleting “or” at the end of clause (v), (2) by deleting the period and inserting “; or” at the end of clause (w) and (3) adding the new following clause (x) to the end thereof:

(x)                     the Account is billed under any provider number belonging to any of the MedNet Companies.

(c)                                  The definition of “Permitted Acquisition” set forth in Section 1.1 of the Credit Agreement shall be amended by amending and restating clause (viii) thereof as follows:

(viii) the total consideration paid or payable (including without limitation, all transaction costs, assumed Debt and liabilities incurred, assumed or reflected on a consolidated balance sheet of the Credit Parties and their Subsidiaries after giving effect to such proposed transaction and the maximum amount of all purchase price adjustments) for (x) all Permitted Acquisitions consummated during the term of this Agreement shall not exceed $4,000,000, and (y) each such Permitted Acquisition shall not exceed $2,000,000; and

(d)                                 The definition of “Permitted Contingent Obligations” set forth in Section 1.1 of the Credit Agreement shall be amended by (1) amending and restating clause (i) thereof as follows and (2) adding the following new clause (j) to the end thereof:

(i) other Contingent Obligations not permitted by clauses (a) through (h) above, not to exceed $1,000,000 in the aggregate at any time outstanding, and (j) Contingent Obligations arising in respect of the Debt under the Bancorp Credit Documents.

(e)                                  Section 1.1 of the Credit Agreement shall be amended by adding the following new clause (p) to the end of the definition of “Permitted Debt” set forth therein:

(p) the Bancorp Debt, but only to the extent that the aggregate outstanding principal balance thereunder does not exceed the limitation, and the nature of the loans and advances outstanding thereunder do not violate the restrictions, set forth in Section 5.5(b) hereof.

(f)                                   Section 1.1 of the Credit Agreement shall be amended by adding the following new clause (m) to the end of the definition of “Permitted Liens” set forth therein:

(m)  Liens on the assets of Borrowers or any Guarantor(s) (including the equity interests of the MedNet Companies owned by CardioNet) in favor of Bancorp Agent securing the Bancorp Debt, but only to the extent such Liens are subject to the terms of the Bancorp Intercreditor Agreement.

(g)                                  Section 1.1 of the Credit Agreement shall be amended by adding the following new sentences to the end of the definition of “Permitted Modification” set forth therein:

Notwithstanding anything to the contrary contained in the foregoing, a conversion of any and/or all of the MedNet Companies from a New Jersey corporation to a New Jersey or a Delaware limited liability company at any time after the MedNet Joinder Date shall be a Permitted Modification  if and only on the conditions as to each such conversion that (i) Borrowers shall provide at least ten (10) Business Days prior written notice of its intention to make such conversion, (ii) such written notice shall include copies of the proposed Organizational Documents for the converted limited liability company, which such proposed Organizational Documents shall be reasonably acceptable to Agent and shall, at a minimum, include provisions consistent with the requirements of clause (ii) of Section 5(l) of the Pledge Agreement executed on the MedNet Joinder Date by CardioNet, LLC in favor of Agent (“Pledge Agreement”), (iii) Borrowers shall not consummate such conversion unless Agent shall have confirmed that Agent shall have taken all steps deemed necessary by Agent to continue the perfection and priority of its Liens in the assets of the converted limited liability company and (iv) immediately upon such conversion, (x) CardioNet, LLC shall deliver to Agent (I) evidence that the certificates (together with appropriate instruments of transfer executed in blank) representing the membership equity interests of the converted limited liability company, have been delivered to the Bancorp Agent and (II) a Pledge Supplement and amended schedules to the Pledge Agreement with respect to such membership equity interests of the converted limited liability company, (y) the converted limited liability company and the other Borrowers shall deliver to Agent an executed amended and restated Note, and (z) the converted limited liability company shall deliver to Agent an executed reaffirmation of this Agreement and the other Financing Documents in form and substance satisfactory to Agent together with any other documents, instruments or legal opinions reasonably requested by Agent in connection with such conversion and reaffirmation transactions.

(h)                                 Section 5.4 of the Credit Agreement shall be amended and restated in its entirety as follows:

Restrictive Agreements.  No Borrower will, or will permit any Subsidiary to, directly or indirectly (a) enter into or assume any agreement (other than the Financing Documents, the Bancorp Credit Documents and any agreements for purchase money debt permitted under clause (c) of the definition of Permitted Debt) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or (b) create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind (except as provided by the Financing Documents and the Bancorp Credit Documents) on the ability of any Subsidiary to: (i) pay or make Restricted Distributions to any Borrower or any Subsidiary; (ii) pay any Debt owed to any Borrower or any Subsidiary; (iii) make loans or advances to any Borrower or any Subsidiary; or (iv) transfer any of its property or assets to any Borrower or any Subsidiary.

(i)                                     Section 5.5 of the Credit Agreement shall be amended and restated by (1) designating the existing paragraph thereof as subsection 5.5(a) and (2) adding the following new subsection 5.5(b) thereof to the end thereof:

No Borrower will, or will permit any Subsidiary to, directly or indirectly amend or otherwise modify the terms of the Bancorp Debt or the Bancorp Credit Documents if the effect of such amendment or modification is to (i) increase the principal amount of the loans and advances outstanding under the Bancorp Debt and/or obtain any new loans or advances under the Bancorp Credit Documents to the extent that after giving effect thereto the aggregate principal balance of all such loans and advances included in the Bancorp Debt at any time exceeds the amount of $13,500,000 minus any principal prepayment or repayments with respect thereto made after the MedNet Joinder Date, (ii) provide for any revolving credit facilities or revolving credit advances to be made available under the Bancorp Credit Documents and/or included in the Bancorp Debt; (iii) change in a manner adverse to any Credit Party or Agent any event of default or add or make more restrictive any covenant with respect to such Bancorp Debt, or (iv) change or amend any other term if such change or amendment would confer additional material rights on any Bancorp Creditor in a manner adverse to Credit Parties, any Subsidiaries, Agents or Lenders.

(j)                                    Section 10.1(p) of the Credit Agreement shall be amended and restated in its entirety as follows

(p)                     either the failure of any Borrower (or, if applicable, any Guarantor) to pay when due or within any applicable grace period any principal, interest or other amount on the Bancorp Debt, or the occurrence of any “Event of Default” (as defined therein) or any other breach or default under any terms of the Bancorp Credit Documents or Bancorp Debt and/or the occurrence of any other event or circumstance described in the Bancorp Credit Documents, in any such case if the effect of such failure or occurrence is to cause or to permit the Bancorp Creditors (or any of them) to cause the Bancorp Debt to become or be declared due prior to its stated maturity and/or to make demand on any Borrower (or, if applicable, any Guarantor) with respect to the Bancorp Debt.

3.                                      Amendments Regarding Existing Pledge Agreements; Credit Agreement.

(a)                                 With respect to (i) the existing Pledge Agreement dated as of August 29, 2012 executed by CardioNet with respect to the equity interests in ECG (as amended and supplemented from time to time), and (ii) the existing Pledge Agreement dated as of September 6, 2013 executed by BioTelemetry with respect to the equity interests in CardioNet, cardioCORE and Braemar (as amended and supplemented from time to time) (collectively, the “Existing Pledge Agreements”), notwithstanding anything to the contrary provided for in any of the Existing Pledge Agreements, Agent agrees and acknowledges that (x) the rights of Agent and obligations of each of CardioNet and BioTelemetry as set forth in each such Existing Pledge Agreement are subject to the terms and conditions of the Bancorp Intercreditor Agreement, (y) to the extent that CardioNet or BioTelemetry is required to deliver, endorse, pay over or otherwise provide possession or control over any of the “Collateral” as defined in each of the Existing Pledge Agreements (as to each such Existing Pledge Agreement, the “Pledged Collateral”) or any proceeds thereof to the Agent under the Existing Pledge Agreement, such obligations shall be subject to the rights of the Bancorp Agent to such Pledged Collateral and proceeds as set forth in the Bancorp Intercreditor Agreement, and (z) any representation, warranty or covenant by CardioNet or BioTelemetry under any Existing Pledge Agreement that the Pledged Collateral is not and shall not be subject to any liens, encumbrances or other restrictions, shall specifically be qualified by the liens and rights of the Bancorp Agent for the benefit of the Bancorp Creditors with respect to the Pledged Collateral pursuant to the Bancorp Credit Documents and as set forth in the Bancorp Intercreditor Agreement; provided that (A) the foregoing limitations and qualifications as to the Existing Pledge Agreements shall be effective solely to recognize the rights of the Bancorp Agent and the other Bancorp Creditors and shall not otherwise impair the pledge and security interests granted by CardioNet and BioTelemetry to the Agent pursuant to the Existing Pledge Agreements, and (B) the parties hereto acknowledge that upon the Term Debt Payment Date as defined in the Bancorp Intercreditor Agreement, the limitations and qualifications as to the Existing Pledge Agreements set forth in this paragraph shall be of no further force or effect and each of CardioNet and BioTelemetry covenants to take all such actions set forth in the Existing Pledge Agreements and necessary to give effect to the provisions of the Existing Pledge Agreements.

(b)                                 The parties hereto acknowledge and agree that, notwithstanding anything to the contrary in the Credit Agreement, (x) the rights of Agent and Lenders and obligations of each Borrower as set forth in the Credit Agreement are subject to the terms and conditions of the Bancorp Intercreditor Agreement, (y) to the extent that CardioNet or BioTelemetry is required to deliver, endorse, pay over or otherwise provide possession or control over any of the Collateral or any proceeds thereof to the Agent under the Credit Agreement, such obligations shall be subject to the rights of the Bancorp Agent to such Collateral and proceeds as set forth in the Bancorp Intercreditor Agreement, and (z) any representation, warranty or covenant by any Borrower under the Credit Agreement that the Collateral is not and shall not be subject to any liens, encumbrances or other restrictions, shall specifically be qualified by the liens and rights of the Bancorp Agent for the benefit of the Bancorp Creditors with respect to the Collateral pursuant to the Bancorp Credit Documents and as set forth in the Bancorp Intercreditor Agreement; provided that (A) the foregoing limitations and qualifications as to the Credit Agreements shall be effective solely to recognize the rights of the Bancorp Agent and the other Bancorp Creditors and shall not otherwise impair the pledge and security interests granted by any Borrower to the Agent pursuant to the Credit Agreements, and (B) the parties hereto acknowledge that upon the Term Debt Payment Date as defined in the Bancorp Intercreditor Agreement, the limitations and qualifications as to the Credit Agreements set forth in this paragraph shall be of no further force or effect and each Borrower covenants to take all such actions set forth in the Credit Agreements and necessary to give effect to the provisions of the Credit Agreements

4.                                      MedNet Consent Superseded as to Certain Matters.   The parties hereto hereby agree and acknowledge that  the provisions of Sections 1(a)(ii), 1(c), 1(d), 1(e), 1(f) and 3 of the MedNet Consent are hereby superseded in their entirety by the provisions of this Assumption (including the amendments to the Credit Agreement provided for herein) and the documents being executed in connection herewith (including the Bancorp Intercreditor Agreement and the Pledge Agreement dated as of the date hereof executed by CardioNet in favor of Agent with respect to the equity interests in the MedNet Companies), and from and after the date hereof, such provisions shall be of no further force and effect, and without limiting the generality of the foregoing, for the avoidance of doubt, none of the provisions of Section 1(d) or Section 3 of the MedNet Consent (nor any of the details of the “Potential Transactions” set forth in such Section 3 of the MedNet Consent) shall, under any circumstances, be deemed or construed to contradict, limit or affect in any way the provisions of this Assumption, the Credit Agreement (including all amendments thereto provided for herein), specifically including Schedule 9.1 thereof, the Bancorp Intercreditor Agreement or any other Financing Document (including all amendments to any such Financing Document provided for herein).

5.                                      Representations and Warranties of Borrowers.  Each Borrower (including each Joining Borrower) hereby represents and warrants that:

(a)                                 Taking into account the MedNet Acquisition and the MedNet Joinders and amendment and restatement of the Schedules to the Credit Agreement as provided for in Section 1(b) hereof: (i) the representations and warranties of each Credit Party contained in the Financing Documents that are subject to materiality or Material Adverse Effect qualifications are true, correct and complete in all respects on and as of the date hereof, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty was true and correct as of such earlier date (provided that, as to the MedNet Companies, any such representation and warranty that relates to the Closing Date shall also be deemed to be made as of the date hereof), and (ii) the representations and warranties of each Credit Party contained in the Financing Documents that are not subject to materiality or Material Adverse Effect qualifications are true, correct and complete in all material respects on and as of the date hereof, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date (provided that, as to the MedNet Companies, any such representation and warranty that relates to the Closing Date shall also be deemed to be made as of the date hereof); and

(b)                                 As of the date hereof, no Default or Event of Default has occurred and remains continuing

6.                                      Conditions Precedent/Effectiveness Conditions.  This Assumption shall be effective upon:

(a)                                 execution and delivery of this Assumption by all parties hereto;

(b)                                 delivery by Borrowers of the Amended and Restated Schedules to the Credit Agreement to be attached hereto as Annex I, which shall be acceptable to Agent and Lenders;

(c)                                  execution and delivery by each Borrower (including each Joining Borrower) of a Fourth Amended and Restated Revolving Loan Note;

(d)                                 execution and delivery by CardioNet of a Pledge Agreement, to be substantially similar to the Existing Pledge Agreement executed by CardioNet on the Closing Date, with respect to the equity interests of the MedNet Companies, and evidence of delivery of the stock certificates (together with appropriate instruments of transfer executed in blank) representing such equity interests to the Bancorp Agent;

(e)                                  execution and delivery of the Bancorp Intercreditor Agreement, to be in form and substance acceptable to Agent in its discretion, by the parties thereto and delivery of an Acknowledgement thereto, to be in form and substance acceptable to Agent in its discretion, signed by each Borrower;

(f)                                   Receipt by Agent of UCC and other Lien searches acceptable to Agent in its discretion with respect to Joining Borrowers as necessary to confirm to the satisfaction of Agent that there are no Liens on any of the assets of Joining Borrowers other than Permitted Encumbrances;

(g)                                  Delivery to Agent, and the reasonable approval by Agent and its counsel thereof, of copies of the final executed Bancorp Credit Documents, as well as evidence reasonably satisfactory to Agent of the closing and consummation of the transactions contemplated thereby (including the refinancing and repayment of, and termination of, the prior existing “Bancorp Indebtedness” and “Bancorp Loan Documents”, each as defined in the MedNet Consent);

(h)                                 Receipt by Agent of an officer’s certificate for each Borrower (specifically including Joining Borrowers) certifying as of the date hereof: (i) as true and correct a copy of resolutions in form and substance reasonably satisfactory to Agent adopted by the Board of Directors or Managers, Managing Member, or other similar governing body or Person (as applicable) of such Borrower approving and authorizing the transactions contemplated by this Assumption and the execution, delivery and performance by such entity of this Assumption and all other agreements, instruments or other documents required hereby, including without limitation the Fourth Amended and Restated Revolving Loan Note (collectively, the “Assumption Documents”) to which such entity is or will be a party and of the transactions contemplated herein and therein, and also certifying that such resolutions are in full force and effect and have not be amended, modified, revoked or rescinded, (ii) (A) in the case of each Joining Borrowers, as true, complete and correct copies of the Organizational Documents of such Joining Borrower as in effect on the date hereof, and (B) in the case of each Existing Borrower, that there have been no amendments, supplements, or other modifications to the Organizational Documents of such Existing Borrower since September 6, 2013, and that the copies of such Organizational Documents of such Existing Borrower delivered to Agent on September 6, 2013 as a part of the “officer’s certificate” delivered by such Existing Borrower on September 6, 2013 are true, correct and complete copies of such Organizational Documents of such Borrower as currently in full force and effect on the date hereof (or, if any such amendments, supplements or modifications have been made since September 6, 2013, attaching and certifying true, complete and correct copies of such Organizational Documents of such Existing Borrower as in effect on the date hereof), (iii) the names and signatures of the officers of such entity authorized to execute and deliver this Assumption and any Assumptino Documents to which such entity is a party on behalf of such entity pursuant to the resolutions referenced in clause (i) above (and such certificate shall be countersigned by another applicable officer of such Borrower certifying the name, office and signature of the officer of such Borrower giving such certificate) and (iv) as to Joining Borrowers, current good standing certificates from the State of New Jersey with respect to each of them; and

(i)                                     Receipt by Agent of a legal opinion from Greenberg Traurig LLP in form and substance satisfactory to Agent which shall cover such matters relating to Joining Borrowers, to the execution, delivery and enforceability of this Assumption and the other Assumption Documents, to the creation and perfection of Liens on the assets of the MedNet Companies in favor of Agent and otherwise incident to the transactions contemplated hereby as Agent may reasonable require.

7.                                      Post-Closing Covenants.

(a)                                 No later than May 21, 2014, Borrowers shall deliver to Agent a Deposit Account Control Agreement or Deposit Account Restriction Agreement (as applicable), each in form and substance reasonably satisfactory to Agent, with respect to each Lockbox, Lockbox Account and other Deposit Accounts of Borrowers as required pursuant to Section 2.11 and Section 5.14 hereof, duly executed and delivered in each case by the applicable Borrower(s) and the applicable Lockbox Bank; provided that, no such Deposit Account Control Agreement need be delivered with respect to any Deposit Account which is Bancorp Dedicated Account (as defined in the Bancorp Intercreditor Agreement) or any other Deposit Account which is described in the final sentence of Section 5.14 of the Credit Agreement .

(b)                                 No later than thirty (30) days following the date hereof (as such deadline may be extended by Agent in its sole and absolute discretion), Borrowers shall deliver to Agent updated insurance certificates issued by Borrowers’ insurance brokers in favor of Agent with respect to the insurance policies of all Borrowers (including Joining Borrowers) as required by Section 4.5 of the Credit Agreement and updated lender loss payee endorsements and/or additional insured endorsements (as applicable) from Borrowers’ applicable insurers in favor with respect to the property/casualty insurance policies of all Borrowers (including Joining Borrowers).

(c)                                  No later than ninety (90) days following the date hereof (as such deadline may be extended by Agent in its sole and absolute discretion), with respect to each of the UCC financing statements filed of record naming MedNet as debtor thereunder listed on Schedule A attached hereto (the “Specified MedNet UCC-1s”), Borrowers shall either (x) cause each such Specified MedNet UCC-1 to be terminated by or pursuant to an authorization granted in writing by the applicable secured party of record with respect to such Specified MedNet UCC-1, or (y) cause each such Specified MedNet UCC-1 to be amended pursuant to the filing of a UCC-3 amendment statement with respect thereto filed by or pursuant to an authorization granted in writing by the applicable secured party of record, that amends the description of the collateral covered by such Specified MedNet UCC-1 to exclude from such description any accounts (as defined in the UCC) that do not constitute proceeds of the equipment and related collateral leased by MedNet from such secured party, such UCC-3 amendment statement to be in form and substance satisfactory to Agent in its discretion; provided further that, without limiting the generality of any other provision of the Credit Agreement (including the definition of Eligible Accounts) or Section 7(d) hereof below, unless and until all such Specified MedNet UCC-1s have been either terminated or amended in accordance with this paragraph, no Accounts of MedNet shall be Eligible Accounts for any purpose under the Credit Agreement or any other Financing Document.

(d)                                 Borrowers agree and acknowledge that any failure of Borrowers to fulfill the requirements of any subsection of this Section 7 above by the applicable deadline therefor shall constitute an immediate Event of Default under Section 10.1(a)(iii) of the Credit Agreement.

8.                                      Reaffirmation of Credit Agreement and the Financing Documents.  Except as expressly set forth herein, all of the terms and conditions of the Credit Agreement and the other Financing Documents are hereby ratified and confirmed by all parties hereto and continue unchanged and in full force and effect. All references to the Credit Agreement shall mean the Credit Agreement as modified by this Amendment. Without limiting any other grant of a Lien and security interest in any Security Document, each Borrower hereby reaffirms and restates its assignment and grant to Agent, for the benefit of itself and Lenders, of a continuing Lien on and security interest in, upon, and to the personal property of such Borrower described and set forth on Schedule 9.1 attached to the Credit Agreement and made a part thereof as security for the payment and performance of the Obligations.   Each Borrower hereby confirms and agrees that all security interests and Liens granted under the Credit Agreement and the other Financing Documents to Agent, for the benefit of itself and Lenders, continue in full force and effect and shall continue to secure the Obligations. All Collateral remains free and clear of any Liens other than Permitted Liens. Nothing herein contained is intended to impair or limit in any manner the validity, priority and extent of any of Agent’s security interests in and Liens upon the Collateral.

9.                                      Miscellaneous.

(a)                                 THIS ASSUMPTION, AND ALL MATTERS RELATING HERETO OR ARISING HEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.  This Assumption shall be deemed to be a Financing Document and shall otherwise be subject to all of the general terms and conditions contained in Article 12 of the Credit Agreement (including without limitation the waivers regarding rights to jury trial and agreements, consents and waivers regarding jurisdiction, venue and service of process set forth in such Article 12), mutatis mutandis.

(i)                                     Without limiting the generality of the last sentence of the preceding Section 8(a) or Section 12.14 of the Credit Agreement, Borrowers hereby agree to pay all costs and out-of-pocket expenses of Agent (including reasonable fees, costs and out-of-pocket expenses of legal counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Assumption and Joinder and the transactions contemplated thereby (the “Assumption Costs”).  Borrowers hereby authorizes Agent to charge the Borrowers’ loan account with the amount of all Assumption Costs in satisfaction thereof, and requests that Lenders make one or more Revolving Loan(s) on or after the date hereof in an aggregate amount equal to the total amount of all such Assumption Costs, and that Agent disburse the proceeds of such Revolving Loan(s) in satisfaction thereof

(b)                                 No provision of this Assumption may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by Borrowers, the Required Lenders and any other lender under the Credit Agreement to the extent required under Section 11.16 of the Credit Agreement.

(c)                                  Whenever possible each provision of this Assumption shall be interpreted in such manner as to be effective and valid under applicable law, but in case any provision of or obligation under this Assumption shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(d)                                 The provisions of this Assumption shall be binding upon and inure to the benefit of CardioNet and each other Borrower and Agent and each Lender and their respective successors and permitted assigns.

(e)                                  The headings of any paragraph of this Assumption are for convenience only and shall not be used to interpret any provision hereof.

(f)                                   This Assumption may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Signatures by facsimile or by electronic mail delivery of an electronic version of any executed signature page shall bind the parties hereto.  This Assumption, together with the Credit Agreement and the other Financing Documents, constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(g)                                  Each Borrower hereby acknowledges and confirms that all Obligations (whether representing outstanding principal, accrued and unpaid interest, accrued and unpaid fees or any other Obligations of any kind or nature) currently owing by Borrowers under the Credit Agreement and the other Financing Documents, as reflected in the books and records of Agent and Lenders as of the date hereof, are unconditionally owing from and payable by Borrowers, and Borrowers are jointly and severally indebted to Agent and Lenders with respect thereto, all without any set-off, deduction, counterclaim or defense.  Each Borrower acknowledges and agrees that it has no actual or potential claim or cause of action against Agent or any Lender relating to the Credit Agreement or any other Financing Documents and/or the Obligations arising thereunder or related thereto, in any such case arising on or before the date hereof.  As further consideration for the consents and waivers set forth herein, each Borrower hereby waives and releases and forever discharges Agent and each Lender, and the respective past, present and future officers, directors, attorneys, agents, professionals and employees of Agent and each Lender (all collectively the “Released Parties”) from any and all claims, demands, actions, counterclaims and causes of action of any kind or nature whatsoever, whether arising at law or in equity, that such Borrower may now or hereafter have against any one or more of the Released Parties (and from any and all liability of any Released Party for any such claims, counterclaims and causes of action, including any such claims, counterclaims and causes of action for damages, losses or expenses of any kind) arising out of or relating to (i) the Credit Agreement, (ii) other Financing Documents (including this Assumption and any documents, agreements being executed in connection herewith or therewith), (iii) any and all Revolving Loans made through the date hereof and/or any other Obligations heretofore arising and/or now outstanding under the Credit Agreement or any other Financing Document, (iv) any transactions related to any of the foregoing or contemplated by the Credit Agreement or any other Financing Document (including this Assumption and any documents, agreements being executed in connection herewith or therewith) and/or (v) any other action (or failure to act) taken (or, as applicable, not taken or taken only after any delay or satisfaction of any conditions) by any of the Released Parties in connection with any of the foregoing or as contemplated by the Credit Agreement or any other Financing Document (including his Assumption and any documents, agreements being executed in connection herewith or therewith) or in connection with the negotiation or administration of the Credit Agreement and the other Financing Documents (including this Assumption and any documents, agreements being executed in connection herewith or therewith) and the credit facilities made available to Borrowers thereunder, in each case to the extent such claims, demands, actions, counterclaims and causes of action arise out of events or circumstances that occurred or existed, or which are occurring and/or existing, on or prior to the date hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Assumption to be executed and delivered by their duly authorized officers as of the date first above written.

EXISTING BORROWERS:	BIOTELEMETRY, INC.

	By:	/s/ Peter Ferola
	Name:	Peter Ferola
	Title:	Senior Vice President and Secretary

BRAEMAR MANUFACTURING, LLC

ECG SCANNING & MEDICAL SERVICES LLC

CARDIOCORE LAB, LLC

	By:	/s/ Peter Ferola
	Name:	Peter Ferola
	Title:	Vice President and Secretary

CARDIONET, LLC

	By:	/s/ Peter Ferola
	Name:	Peter Ferola
	Title:	Secretary

JOINING BORROWERS:	MEDNET HEALTHCARE TECHNOLOGIES, INC.

HEARTCARE CORPORATION OF AMERICA, INC.

UNIVERSAL MEDICAL, INC.

UNIVERSAL MEDICAL LABORATORY, INC.

	By:	/s/ Peter Ferola
	Name:	Peter Ferola
	Title:	Secretary

Signature Page to Assumption and Joinder Agreement - MedNet

AGENT AND LENDER:	MIDCAP FUNDING IV, LLC, as Agent and as Lender

By:
Name:
Title:

Signature Page to Assumption and Joinder Agreement - MedNet

ANNEX I

AMENDED AND RESTATED SCHEDULES

See Attached

SCHEDULE A

SPECIFIED MEDNET UCC-1’s

#	DEBTOR	JURISDICTION SEARCHED	INDEX SEARCHED	SEARCH RESULTS
	Mednet Healthcare Technologies, Inc.	STATE OF NEW JERSEY (SOO)	UCC

#25241051 filed 05/29/2009

SP: First American Commercial Bancorp, Inc.

Collateral: leased equipment, machinery, furniture, fixtures, inventory, software and/or other personal property, proceeds, including proceeds in the form of goods, accounts, general intangibles, investment property, deposit accounts, letter of credit rights

#25254075 filed 06/11/2009

SP: First American Commercial Bancorp, Inc.

Collateral: leased equipment, machinery, furniture, fixtures, inventory, software and/or other personal property, proceeds, including proceeds in the form of goods, accounts, general intangibles, investment property, deposit accounts, letter of credit rights

#	DEBTOR	JURISDICTION SEARCHED	INDEX SEARCHED	SEARCH RESULTS

#25864687 filed 12/14/2010

SP: GoWest Leasing, a division of Celtic Leasing Corp.

Collateral: leased equipment and other personal property, proceeds including proceeds in the form of goods, accounts, contract rights and general intangibles

Amendment filed 04/25/2011 restating collateral

#25961508 filed 03/10/2011 SP: Susquehanna Commercial Finance, Inc. Collateral: leased property, proceeds including proceeds in the form of goods, accounts, contract rights and general intangibles

#26172118 filed 03/30/2012

SP: TCF Equipment Finance, Inc.

Collateral: leased equipment and other personal property, proceeds including proceeds in the form of goods, accounts, contract rights and general intangibles

Amendment filed 07/20/2012 restating collateral

#	DEBTOR	JURISDICTION SEARCHED	INDEX SEARCHED	SEARCH RESULTS
#26203218 filed 06/04/2012 SP: Susquehanna Commercial Finance, Inc. Collateral: leased property, proceeds including proceeds in the form of goods, accounts, contract rights and general intangibles

#26257228 filed 09/27/2012

SP: Susquehanna Commercial Finance, Inc.

Collateral: leased equipment and other personal property, proceeds including proceeds in the form of goods, accounts, contract rights and general intangibles

Amendment filed 04/15/2013 restating collateral

#26349152 filed 03/27/2013

SP: Susquehanna Commercial Finance, Inc.

Collateral: leased equipment and other personal property, proceeds including proceeds in the form of goods, accounts, contract rights and general intangibles

Amendment filed 06/20/2013 correcting Debtor address